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Exhibit 10.3.4

AFFIDAVIT

STATE OF NEW JERSEY	)
SS.:
COUNTY OF MONMOUTH	)

        Joseph J. Raymond, being duly sworn, deposes and says:

          I. I am the Chief Executive Officer of Stratus Services Group, Inc., with corporate offices located 500 Craig Road, Suite 201, Manalapan, New Jersey 07726.

          2. On April 11, 2003 1 manually signed the Third Amendment to Loan and Security Agreement between Stratus Services Group, Inc. and Capital Temp Funds, Inc. dated April 10, 2003 (the ``Agreement"), as Chief Executive Officer of Stratus Services Group, Inc.

          3. On April, 15, 2003 the Agreement was sent by my office via FEDEX to Capital Temp Funds, Inc. On April 16, 2003 said Agreement was received by Capital Temp Funds, Inc. and subsequently misplaced and/or lost.

          4, On June 11, 2003, I manually signed a second original version of the Agreement as a replacement of the first version, which has been misplaced and/or lost.

        I hereby swear that the foregoing statements made by me are true. I am aware that if any of these statements are willfully false I am subject to punishment.

/s/ JOSEPH J. RAYMOND JOSEPH J. RAYMOND
Sworn to before me this 11th day of June, 2003.
/s/ DIANE AMATUCCI Notary Public
DIANE AMATUCCI A Notary Public of New Jersey My Commission Expires May 8, 2007

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS THIRD AMENDMENT to the Loan and Security Agreement, dated as of April 10, 2003, is entered into by and between CAPITAL TEMPFUNDS, INC., a North Carolina corporation (herein called "TEMPFUNDS") and STRATUS SERVICES GROUP, INC., a Delaware corporation (herein called "BORROWER").

RECITALS:

        a) TEMPFUNDS and BORROWER are parties to a Loan and Security Agreement dated December 8, 2000, as amended by that certain First Amendment to Loan and Security Agreement dated June 12, 2001, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of December 8, 2002 (hereinafter referred to as the "Agreement").

        b) BORROWER and TEMPFUNDS have agreed to certain modifications of the Agreement as a result of the ongoing business relationship between the parties.

AGREEMENT

        IN CONSIDERATION of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. The above recitals are true and correct and are incorporated herein by this reference.

          2. Each of the terms defined in the Agreement unless otherwise defined herein, shall have the same meaning when used herein.

          3. Item 5 of Schedule 1 is hereby deleted and replaced with the following:

            5. "Lock Box" as referred to in Section 1.23 means:

        Operations Center
        Post Office Box 601005
        Charlotte, NC 28260-1005
                            and
        P.O. Box 79373
        City of Industry, CA 91716-9373

          4. Item 6 of Schedule 1 is hereby deleted and replaced with the following:

      "6. "Maximum Credit Line" as referred to in Section 1.25 means TWELVE MILLION DOLLARS ($12,000,000.00) until such time as the Capital sells participations to third parties ("Participants") in the loans to Borrower, upon terms and conditions acceptable to Capital in its sole discretion, at which point the Maximum Credit Line shall increase to $11,000,000.00 plus the aggregate amount of participations sold to Participants, up to a maximum amount of Fifteen Million And 00/100 Dollars ($15,000,000.00)."

          5. Item 10 of Schedule 1 is hereby deleted and replaced with the following:

      "10. "Margin" as referred to in Section 2.3.5 means three percent (3.0%). For the purposes of determining the Governing Rate, the Prime Rate shall never be less than four and one-quarter percent (4.25%) and the Governing Rate shall never be less than seven and one-quarter percent (7.25%). Notwithstanding the foregoing, in the event that any Participant charges interest at a rate in excess of the Prime Rate plus two and one-half percent (2.5%) (the "Participant Rate"), then the interest rate on the portion of the loans purchased by Participant will be increased by the amount that the Participant Rate exceeds the Prime Rate plus two and one-half percent (2.5%)."

          6. Upon the effectiveness of this Amendment, each reference in the Agreement to the "Agreement", "hereunder", "herein", "hereof", or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

          7. This Amendment shall be deemed to be a contract under and subject to and shall be construed for all purposes and in accordance with the laws of the State of North Carolina.

          8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          9. Except as above amended, the Agreement shall continue in full force and effect, and is binding upon the Borrower without any setoffs, defenses or counterclaims of any kind whatsoever.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment, which shall be effective with the date of the Amendment.

Witnesses:	STRATUS SERVICES GROUP, INC
/s/ SUZETTE BERRIOS	By:	/s/ JOSEPH J. RAYMOND Joseph J. Raymond, President
/s/ MICHAEL MALTZMAN
STATE OF	NEW JERSEY

COUNTY OF	MONMOUTH

        The foregoing instrument acknowledged before me this 11th day of June 2003, by Joseph J. Raymond, as President of Stratus Services Group, Inc., a Delaware corporation, on behalf of the corporation. He is personally known to me and did take an oath.

/s/ DIANE AMATUCCI (Notary Signature)

(NOTARY SEAL)	DIANE AMATUCCI A Notary Public of New Jersey My Commission Expires May 8, 2007

(Notary Name Printed) NOTARY PUBLIC Commission No.

CAPITAL TEMPFUNDS, INC. a North Carolina corporation

	By:	/s/ MICHAEL SULLIVAN

	Title:	SVP
STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

        The foregoing instrument was acknowledged before me this 18th day of June 2003, by Michael Sullivan, as S.V.P. of CAPITAL TEMPFUNDS, INC., a North Carolina corporation, on behalf of the corporation. He is personally known to me and (did not) take an oath.

/s/ M.L. ROTONDI (Notary Signature)

/s/ M.L. ROTONDI (Notary Name Printed) NOTARY PUBLIC Commission No.
(NOTARY SEAL) [GRAPHIC OMITTED] "OFFICIAL SEAL" Notary Public North Carolina County of Mecklenburg M.L. Rotondi My Commission Expires 4/18/2005

REAFFIRMATION OF FIDELITY GUARANTY

        The undersigned hereby reaffirms his Fidelity Guaranty dated as of December 8, 2000, (the "Guaranty"), consent to the terms of the THIRD Amendment to Loan and Security Agreement and confirms that the Guaranty is in full force and effect, and is binding upon the undersigned without any setoffs, defenses or counterclaims of any kind whatsoever.

/s/ JOSEPH J. RAYMOND Joseph J. Raymond

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  Exhibit 10.3.4
AFFIDAVIT